Exhibit 10.2
SENIOR INCREASING RATE NOTE

$40,816,327.53	September 18, 2008 New York, New York
     For value received, ION Geophysical Corporation a Delaware corporation (the “Borrower”), promises to pay to the order of Jefferies Finance CP Funding LLC or its assigns (the “Lender”) the principal sum of FORTY MILLION EIGHT HUNDRED SIXTEEN THOUSAND THREE HUNDRED TWENTY-SEVEN UNITED STATES DOLLARS AND FIFTY-THREE CENTS ($40,816,327.53) and to pay interest on the outstanding principal of this Senior Increasing Rate Note (this “Note”), in accordance with the terms of this Note.
     1. Maturity. The Borrower shall repay the unpaid principal in full, together with all accrued and unpaid interest thereon, on December 31, 2008 (the “Maturity Date”). All payments under this Note whether for interest, fees, if any, or principal shall be paid in United States dollars in immediately available funds and shall be applied first against accrued and unpaid interest, then against any unpaid fees and then against principal.
     2. Interest. Interest shall accrue and be payable in arrears on the unpaid principal balance of this Note monthly on the same day of each month corresponding to the date hereof (or if such day is not a business day, then on the next succeeding business day) and on the Maturity Date, commencing on the date hereof and continuing until repayment of this Note, in full, at the rate of 13.50% per annum, calculated on the basis of a 360-day year and actual days elapsed; provided that for any day occurring on or subsequent to the date that is two months after the date hereof such rate shall be 14.00% per annum. After the occurrence and during the continuation of a Default or an Event of Default, the outstanding principal amount of this Note and all other amounts payable hereunder shall bear interest at 4.00% above the rate then applicable to such principal amount and be payable in cash on demand.
     3. Optional Prepayment. The Borrower may prepay, in whole or in part, at any time, without premium or prepayment penalty, any unpaid principal balance hereof or accrued and unpaid interest thereon (to the date of such prepayment) prior to the Maturity Date. All payments hereunder shall be credited first to accrued but unpaid interest, and then to principal.
     4. Ranking. This Note shall constitute a senior debt obligation of the Borrower and shall rank equally in right of payment with all other existing and future senior debt obligations of the Borrower (including the Senior Credit Facility) and senior in right of payment with all existing and future subordinated debt obligations of the Borrower.
     5. Representations and Warranties. The Borrower for itself and for its Subsidiaries represents and warrants to the Lender both as of the date hereof and the date that the ARAM Acquisition is consummated that:
     (a) Organization. Each Obligor and its Subsidiaries (i) is duly organized, validly existing and if applicable, in good standing under the Laws of the jurisdiction of its organization, (ii) has the requisite power and authority to conduct its business in each jurisdiction as it is presently being conducted, and (iii) is duly qualified or licensed to conduct business and if applicable, is in good standing, in each such jurisdiction other than any jurisdiction where the failure to so qualify, could not reasonably be expected to result in a Material Adverse Effect. No proceeding to dissolve any Obligor is pending or, to the Borrower’s knowledge, threatened.
     (b) Authority Relative to the Note Documents. Each Obligor has the power and authority to execute and deliver the Note Documents to which it is a party and to perform its obligations thereunder. The Transactions have been duly authorized by all necessary corporate, limited liability company or partnership action on the part of each Obligor that is a party thereto. Each Note

Document to which an Obligor is a party has been duly and validly executed and delivered by such Obligor party thereto and constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).
     (c) No Violation. The Transactions will not:
     (i) result in a breach of the articles or certificate of incorporation, bylaws, partnership agreement or limited liability company agreement of the Borrower or any other Obligor or any resolution adopted by the Board of Directors, shareholders, partners, members or managers of any Obligor;
     (ii) result in the imposition of any Lien on any of the Equity Interests of any Obligor or any of its assets other than the Liens created under the Senior Credit Facility;
     (iii) result in, or constitute an event that, with the passage of time or giving of notice or both, would be, a breach, violation or default (or give rise to any right of termination, cancellation, prepayment or acceleration) under (i) any agreement to which any Obligor or any of its Subsidiaries is a party, under which any Obligor or any of its Subsidiaries have or may acquire rights or obligations or by which its properties or assets may be bound or (ii) under any Governmental Approval held by, or relating to the business of the Borrower or any of its Subsidiaries, in each case that could reasonably be expected to have a Material Adverse Effect;
     (iv) require any Obligor to obtain any consent, waiver, approval, exemption, authorization or other action of, or make any filing with or give any notice to, any Person except (A) such as have been obtained or made and are in full force and effect, (B) consents, waivers, approvals, exemptions, authorizations other actions, filings and notices the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect or (C) a Current Report on Form 8-K to be made with the Commission pursuant to the Securities Exchange Act of 1934 (“Exchange Act”) describing this Note and the Guaranty; or
     (v) violate any Law or Order applicable to any Obligor or by which its properties or assets may be bound, except where such violation could not reasonably be expected to result in a Material Adverse Effect.
     (d) Litigation. No action, suit or proceeding is pending as of the date hereof before any Governmental Authority or arbitration panel, or to the knowledge of the Borrower or any of its Subsidiaries, is threatened, (i) (A) involving the Transactions (other than as described in clause (ii) below), or (B) against any Obligor or any of its Subsidiaries regarding the business or assets owned or used by the Borrower or any of its Subsidiaries that, individually or in the aggregate, if in either case was adversely determined could reasonably be expected to have a Material Adverse Effect or (ii) which purports to affect the legality, validity or enforceability of this Note or any other Note Document.
     (e) Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
     (f) Solvency. With respect to the Borrower on a consolidated basis with its Subsidiaries, immediately following the making of the loan evidenced hereby and after giving effect to the application of the proceeds thereof, and with respect to each Guarantor, as of the date hereof, (a) the fair market value of its assets will exceed its debts and liabilities; (b) the present fair saleable value of its property will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities; (c) it will be able to pay its debts and liabilities as they become absolute and mature; and (d) it will not have unreasonably small capital with which to conduct its business as such business is now conducted and is proposed to be conducted following the date hereof.
     (g) Disclosure. The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of any Obligor to the Lender in connection with the negotiation of this Note or delivered hereunder (as modified or supplemented by other information so furnished prior to the date hereof) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     (h) Margin Stock. No part of the loan evidenced hereby shall be used at any time, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. No part of the proceeds of the loan evidenced hereby will be used for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board.
     (i) Senior Credit Facility Representations and Warranties. The representations and warranties of the Borrower set forth in the Senior Credit Facility and each other Loan Document (as defined therein) are true and correct in all material respects; provided, that to the extent such representations and warranties were made as of a specific date, the same shall be true and correct in all material respects as of such specific date. No Default (as defined in the Senior Credit Facility) exists.
     (j) Guarantors. Each Domestic Subsidiary of the Borrower that is a Domestic Guarantor is a party to the Guaranty.
     6. Covenants.
     (a) Financial Statements; Other Notices and Information. The Borrower will furnish to the Lender:
     (i) Within ten (10) days after the Borrower is required to file the same with the Commission, copies of the annual reports, quarterly reports and current reports containing financial statements and related financial information (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Borrower may be required to file with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act; provided, however, that the foregoing shall not be deemed to require the Borrower to furnish any current reports filed with the Commission that consist solely or primarily of the Borrower’s public announcement that its quarterly financial results of operations and related financial information each fiscal quarter have been filed; provided, further, however, that if the Borrower is not required to file information, documents or reports pursuant to either of said Sections, then within ten (10) days after the date that the Borrower would have been required to file the same, the Borrower will furnish to the Lender such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and
     (ii) concurrently with its delivery of any certificate, request, notice, report or other information or communication to the Senior Credit Facility Administrative Agent or any Senior Credit Facility

Lender under or pursuant to the Senior Credit Facility, a copy of the same to the Lender; provided that the foregoing shall not apply to routine communications between or among the Borrower or any of its Subsidiaries and the Senior Credit Facility Administrative Agent or the Issuing Lender, Borrowing Requests, Interest Election Requests or other similar requests, notices, information or communication (it being understood and agreed that the Borrower shall in any event provide to the Lender any certificate, request, notice, report or other information or communication that is provided to the Senior Credit Facility Administrative Agent or any Senior Credit Facility Lender under or pursuant to Section 5.01 or 5.02 of the Senior Credit Facility unless otherwise provided to the Lender pursuant to clause (i) above), or any agreements, information or communications with respect to commitment, underwriting, arrangement or administrative agency fees (except to the extent relating to any consideration to or for the benefit of any Senior Credit Facility Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Senior Credit Facility on any day occurring after the date hereof but prior to the occurrence of the Maturity Date).
     (b) Notices of Material Events. The Borrower will furnish to the Lender promptly and, in any event, within five (5) Business Days after acquiring knowledge thereof, written notice of the following:
     (i) the occurrence of any Default of which the Borrower has knowledge; and
     (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Obligor or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of the Note Documents.
Each notice delivered under this clause (b) shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
     (c) Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
     (d) Use of Proceeds. The Borrower covenants and agrees that the proceeds of the loan evidenced hereby will be used only to consummate the ARAM Acquisition and pay fees and expenses in connection therewith. The Borrower covenants and agrees that no part of the proceeds of the loan evidenced hereby will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
     (e) Additional Guarantors. The Borrower shall at all times cause each Domestic Subsidiary that becomes a Domestic Guarantor to become a party to the Guaranty.
     (f) Further Assurances. The Borrower will, and will cause each other Obligor to, at its own cost and expense, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be reasonably necessary or as the Lender may from time to time reasonably request in order to carry out the intent and purposes of the Note Documents and the Transactions.
     (g) Constitutive Documents. The Borrower will not, and will not permit any of its Subsidiaries to, amend its charter or by-laws or other constitutive documents in any manner that would adversely and materially affect the rights of the Lender under the Note Documents or its ability to enforce the same.

     (h) Nature of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business that is substantially different from the businesses of the types conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.
     (i) Indebtedness.
     (i) Section 6.01 of the Senior Credit Facility (as in effect on the date hereof) is incorporated by reference herein as if originally appearing herein; provided, that as incorporated by reference herein (i) clause (a) thereof shall be amended and restated in its entirety to read as follows “(a) Indebtedness created hereunder or under any of the Loan Documents, including renewals, extensions and refinancings hereof or thereof in an aggregate principal amount outstanding at any time not to exceed $235,000,000;”; (ii) Schedule 6.01 referred to in clause (b) thereof, shall instead refer to Schedule I hereto; (iii) clause (k) thereof shall be amended and restated in its entirety to read as follows “(k) Subject to the provisions of Section 6.01(s), purchase money Indebtedness, including all extensions, renewals, refinancings and modifications thereof;”; (iv) clause (l) thereof shall be amended and restated in its entirety to read as follows “(l) Subject to the provisions of Section 6.01(s), Subordinated Indebtedness;”; (v) clause (r) thereof shall be amended and restated in its entirety to read as follows “(r) Indebtedness of the Borrower or any Subsidiary under the ARAM Sellers’ Note, the Subordinated Seller Note and any guarantee thereof; and” and (vi) clause (s) thereof shall be amended and restated in its entirety to read as follows “(s) Anything herein to the contrary notwithstanding, the Indebtedness permitted in paragraphs (g), (i), (j), (k), (l) and (p) of this Section 6.01 shall not in the aggregate exceed $20,000,000 at any time outstanding.”
     (ii) Not in limitation but in furtherance of Section 4, the Borrower will not incur, and will not permit any Guarantor to incur, subject to clause (i) of this Section 6(i), any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Borrower or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to this Note and the Guaranty on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
     (iii) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, repay or prepay all or any portion of the principal amount of either the ARAM Sellers’ Note or the Subordinated Seller Note unless prior, or substantially contemporaneous with, any such repayment or prepayment, the principal amount of this Note, together with all accrued and unpaid interest, fees, if any, and all other monetary obligations that are outstanding hereunder or under any other Note Document have, or will be, paid in full in accordance with the terms of this Note.
     (j) Drag-Along Fee. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Senior Credit Facility Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Senior Credit Facility on any day occurring after the date hereof but prior to the occurrence of the Maturity Date (or if earlier, the date that this Note is paid in full) unless such consideration is also paid to the Lender as if (i) the loan evidenced hereby constituted an extension of credit or a commitment in respect thereof under the Senior Credit Facility and (ii) the Lender had consented to such consent, waiver or amendment (it being understood and agreed for the avoidance of doubt that to the extent that the terms of the payment of such consideration provides for an “early” consent fee to be paid to any Senior Credit Facility Lender that consents to such consent, waiver or amendment by a certain deadline that is higher than that to be paid if its consent is provided thereafter, the consideration to be paid hereunder shall be the higher amount); provided, that notwithstanding anything to the contrary in the foregoing, if such consideration is to be paid to any Senior Credit Facility Lender subsequent to the Maturity Date, such consideration shall be paid to the Lender no later than the Maturity Date (or if earlier, the date that this

Note is paid in full). Not in limitation of the immediately preceding sentence but by means of example, if any Senior Credit Facility Lender is offered a waiver fee to waive any default under the Senior Credit Facility equal to 15 basis points of its Revolving Credit Exposures, unused Revolving Loan Commitments, Term Loan Commitments or outstanding Term Loans at such time, as applicable, then the Borrower shall pay to the Lender a fee equal to 15 basis points on the loan evidenced hereby on the earlier of (x) the date such waiver fee is paid to such Senior Credit Facility Lender and (y) the Maturity Date as provided in the proviso to the immediately preceding sentence even if the payment of such waiver fee requires such Senior Credit Facility Lender to be a Senior Credit Facility Lender under the Senior Credit Facility subsequent to the Maturity Date as a condition to the payment thereof.
     7. Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
     (a) the Borrower shall fail to pay any principal amount of this Note when and as the same shall become due and payable, whether at the due date thereof or otherwise;
     (b) the Borrower shall fail to pay any interest on this Note or any fee or other amount (other than an amount referred to in clause (a) above) payable under this Note or the other Note Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
     (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Note, any other Note Document or any amendment or modification hereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Note or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect when made or deemed made in any material respect (provided, that such materiality qualifier shall not apply in instances where a specific representation contains a materiality or Material Adverse Effect qualifier);
     (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in clause (a), (b), (d), (h) or (i) of Section 6;
     (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Note (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of thirty (30) days following the earlier of the date on which (i) such failure first became known to any officer of the Borrower and (ii) the Lender notifies the Borrower of such failure;
     (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal, premium, if any, or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period;
     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) of this Section shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or their debts, or of a substantial part of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of any of their assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of any of their assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or
     (j) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due;
then, and in every such event (other than an event with respect to the Borrower or any Guarantor described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Lender may by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) declare the principal amount of this Note then outstanding to be due and payable in whole or in part (in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of this Note so declared to be due and payable, together with premium, if any, and accrued interest thereon and all fees and other monetary obligations of the Borrower outstanding hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h) or (i) of this Section shall occur with respect to the Borrower or any Guarantor, the principal of this Note then outstanding, together accrued interest thereon and all fees and other monetary obligations of the Borrower outstanding hereunder, shall automatically become due and payable, without presentment, demand, protest notice of acceleration or the intent to accelerate or any other notice of any kind, all of which are hereby waived by the Borrower, and (ii) exercise any or all of the remedies available to it under any of the Note Documents, at Law or in equity.
     8. Definitions.
     (a) Defined Terms. As used in this Note and each other Note Document, the following terms have the meanings specified below:
     “Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “Fee Letter” means the confidential letter agreement dated September 18, 2008, between the Borrower and the Lender pertaining to certain fees payable to the Lender in connection with the transactions contemplated hereby.
     “Guarantor” means each Subsidiary of the Borrower that is a party to the Guaranty as of the date hereof and each other Subsidiary of the Borrower that is required, pursuant to Section 6(e), to become a party to the Guaranty.
     “Guaranty” means the Guaranty, dated as of the date hereof, made by GX Technology Corporation, a Texas corporation, ION Exploration Products (U.S.A.), Inc., a Delaware corporation, and I/O Marine Systems, Inc., a Louisiana corporation, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     “Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of any of the Obligors to perform its obligations under the Note Documents to which such Obligor is a party, (iii) the validity or enforceability of any of the Note Documents, or (iv) the rights and remedies of the Lender under the Note Documents.
     “Note Document” means this Note, the Fee Letter, the Guaranty and any other agreements and documents executed and delivered in connection with this Note.
     “Obligors” means, collectively, the Borrower and each Guarantor.
     “Senior Credit Facility” means that certain Amended and Restated Credit Agreement, dated as of July 3, 2008, among, inter alios, the Borrower, ION International S.à r.l., a Luxembourg private limited company (société à responsabilité limitée), as the foreign borrower, the other Subsidiaries of the Borrower that are party thereto, as guarantors, the lenders party thereto, HSBC Bank USA, N.A., as administrative agent, as amended pursuant to that certain First Amendment to Amended and Restated Credit Agreement and Domestic Security Agreement, dated as of September 17, 2008, as such amended credit agreement may be further amended, supplemented, restated or otherwise modified from time to time.
     “Senior Credit Facility Administrative Agent” means the Administrative Agent as defined in the Senior Credit Facility.
     “Senior Credit Facility Lender” means a Lender as defined in the Senior Credit Facility.
     “Subordinated Seller Note” means that certain $10,000,000 unsecured subordinated promissory note, dated September 18, 2008, made by 3226509 Nova Scotia Company, a Nova Scotia unlimited liability company, in favor of 1236929 Alberta Ltd., an Alberta corporation.
     “Transactions” means the execution, delivery and performance by the Borrower and the Guarantors of Note Documents to which they are party, the borrowing of the loan evidenced hereby, the use of the proceeds thereof and the consummation of the ARAM Acquisition.
     (b) Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Note and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (c) Senior Credit Facility Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Note and each other Note Document have the meanings provided in the Senior Credit Facility (as in effect on the date hereof).
     9. Miscellaneous.

     (a) Original Issue Discount. The Borrower acknowledges and agrees that although the loan evidenced hereby was funded with original issue discount of 2.0%, it is nevertheless obligated to repay the Lender $40,816,327.53 in principal, together with payments of any accrued interest thereon and all other fees and other amounts that may be become due hereunder, in accordance with the terms hereof.
     (b) Guaranty of Note. The payment of the principal of and interest on this Note and all fees and other amounts due hereunder have been unconditionally guaranteed by the Guarantors pursuant to the provisions of the Guaranty.
     (c) Waiver of Presentment. The Borrower and any and all endorsers, guarantors (including the Guarantors) and sureties severally waive grace, demand, presentment for payment, notice of dishonor, default, acceleration or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.
     (d) Notices.
     All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     if to the Borrower, to:
ION Geophysical Corporation
2105 CityWest Blvd., Suite 400
Houston, Texas 77042
Attention: Chief Financial Officer
Telecopy No.: 281-879-3674
Telephone No. (for confirmation): 281-879-3645
     with a copy to:
ION Geophysical Corporation
2105 CityWest Blvd., Suite 400
Houston, Texas 77042
Attention: David L. Roland, Esq., General Counsel
Telecopy No.: 281-879-3600
Telephone No. (for confirmation): 281-552-3308
     and
Mayer Brown LLP
700 Louisiana St., Suite 3400
Houston, Texas 77002-2730
Attention: Marc Folladori, Esq.
Telecopy No.: 713-238-4888
Telephone No.: 713-238-3000
     if to the Lender, to:
Jefferies Finance CP Funding LLC
c/o Jefferies Finance LLC
520 Madison Avenue
New York, New York 10022
Attention: General Counsel, Jefferies Finance

Each of the Borrower and the Lender may change its address or telecopy number for notices and other communications hereunder by notice to (i) in the case of the Borrower, to the Lender and (ii) in the case of the Lender, to the Borrower in accordance with the terms of this Section. All notices and other communications given in accordance with the provisions of this Note shall be deemed to have been given on the date of the receipt thereof.
     (e) Waivers; Amendments.
     (i) No failure or delay by the Lender in exercising any right or power hereunder or under any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder or under any other Note Document are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Note or any other Note Document or consent to any departure by the Borrower herefrom or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (ii) of this clause (e), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the loan evidenced hereby shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.
     (ii) Except as otherwise provided herein or in any other Note Document, neither this Note nor the other Note Documents nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.
     (f) Expenses; Indemnity; Damage Waiver.
     (i) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of one primary law firm as counsel and consultants for the Lender, in connection with the due diligence undertaken by the Lender with respect to the financing contemplated by this Note, the preparation and administration of this Note and the other Note Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Lender for fees, charges and disbursements of one primary law firm as counsel, local counsel as needed and consultants for the Lender and all other reasonable out-of-pocket expenses of the Lender, in connection with the enforcement or protection of its rights in connection with this Note or any other Note Document during the existence of a Default or an Event of Default (whether or not any waiver or forbearance has been granted in respect thereof), including its rights under this clause (f), or in connection with the loan evidenced hereby, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the loan evidenced hereby.
     (ii) The Borrower shall indemnify the Lender, and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Note or any other Note Document or any agreement or instrument contemplated hereby, the performance by the Obligors of their respective obligations hereunder and thereunder, as applicable, or the consummation of the Transactions or any other transactions contemplated hereby, (ii) the loan evidenced hereby or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its

Subsidiaries, or (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; and whether or not caused by the ordinary, sole or contributory negligence of any Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE BORROWER AND EACH GUARANTOR THAT EACH OF THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL).
     (iii) To the extent permitted by applicable Law, neither the Borrower nor any Guarantor shall assert, and each of the Borrower and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Note or any other Note Document or any agreement or instrument contemplated hereby, the Transactions, the loan evidenced hereby or the use of the proceeds thereof.
     (iv) All amounts due under this clause (f) shall be payable promptly after receipt of a request therefor by the Borrower.
     (g) Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of each of the Borrower, the Lender and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). The Lender may assign or otherwise transfer all or any portion of its rights or obligations hereunder without the consent of the Borrower; provided, that no such assignment or transfer may be made by the Lender to any Person listed on Schedule II hereto or any of their respective controlled Affiliates. Nothing in this Note, expressed or implied, shall be construed to confer upon any Person (other than the Borrower, the Lender and their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Note.
     (h) Survival. All covenants, agreements, representations and warranties made by the Borrower herein and each Guarantor in the Guaranty and in the certificates or other instruments delivered in connection with Note or any other Note Document shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Note and the making of note evidenced hereby, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time the loan evidenced hereby was made, and shall continue in full force and effect as long as the principal of this Note or any accrued interest thereon or any fee or any other amount payable under this Note is outstanding and unpaid. The provisions of clause (f) of this Section shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the loan evidenced hereby or the termination of this Note or any provision hereof.
     (i) Counterparts; Integration; Effectiveness. This Note may be executed in counterparts and may be delivered in original or facsimile form (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Note and the other Note Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Note shall become effective when it shall have been executed by the Borrower and the Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Note by telecopy shall be effective as delivery of a manually executed counterpart of this Note.
     (j) Severability. Any provision of this Note held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     (k) Right of Setoff. The Lender and each of its Affiliates is hereby authorized at any time that an Event of Default shall have occurred and is continuing and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or such Affiliate to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower and each Guarantor now or hereafter existing under this Note or any other Note Document held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Note or such other Note Document and although such obligations may be unmatured. The rights of the Lender under this clause (k) are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.
     (l) Governing Law; Jurisdiction; Consent to Service of Process.
     (i) THIS NOTE AND THE OTHER NOTE DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES).
     (ii) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER NOTE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWER AND THE LENDER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE OR ANY OTHER NOTE DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER NOTE DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (iii) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER NOTE DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (ii) OF THIS CLAUSE (l). EACH OF THE BORROWER AND THE LENDER HERETO HEREBY

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (iv) THE BORROWER HEREBY APPOINTS CT CORPORATION SYSTEM (THE “PROCESS AGENT”) WITH AN OFFICE ON THE DATE HEREOF OF 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AGENT TO RECEIVE ON BEHALF OF IT SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING BY CERTIFIED MAIL A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, WITH A COPY TO SUCH PERSON AT ITS ADDRESS SPECIFIED HEREIN AND THE BORROWER HEREBY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO RECEIVE SUCH SERVICE ON THEIR BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING BY CERTIFIED MAIL OF COPIES OF SUCH PROCESS TO IT AND ITS SUBSIDIARIES SPECIFIED HEREIN. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY MANNER PROVIDED BY LAW.
     (v) EACH OF THE BORROWER AND THE LENDER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN CLAUSE (d) OF THIS SECTION 9. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF THE BORROWER OR THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     (m) WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE BORROWER AND THE LENDER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND EACH OTHER NOTE DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE (m).
     (n) Headings. Section and clause headings used herein are for convenience of reference only, are not part of this Note and shall not affect the construction of, or be taken into consideration in interpreting, this Note.
     (o) Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Note, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Note or any other Note Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this clause (o), to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Note, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this clause (o) or (ii) becomes available to the Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this clause (o), “Information” means all information received from the Borrower or its Affiliates relating to the Borrower and its Subsidiaries or their business, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Affiliates; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this clause (o) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     (p) Interest Rate Limitation. It is the intention of the Borrower, the Guarantors and the Lender to conform strictly to applicable interest, usury and criminal laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower and the Guarantors to the Lender under this Note or any other Note Document shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Accordingly, if the transactions contemplated hereby or thereby would be illegal, unenforceable, usurious or criminal under laws applicable to the Lender (including the laws of any jurisdiction whose laws may be mandatorily applicable to the Lender notwithstanding anything to the contrary in this Note or any other Note Document then, in that event, notwithstanding anything to the contrary in this Note or any other Note Document, it is agreed as follows:
     (i) the provisions of this clause (p) shall govern and control;
     (ii) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under this Note or any other Note Document or otherwise in connection with this Note or any other Note Document by the Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to the Lender herein called the “Highest Lawful Rate”), and any excess shall be cancelled automatically and if theretofore paid shall be credited to the Borrower by the Lender (or, if such consideration shall have been paid in full, such excess refunded to the Borrower);
     (iii) all sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the indebtedness of the Borrower to the Lender hereunder or under any other Note Document shall, to the extent permitted by laws applicable to the Lender be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;
     (iv) if at any time the interest provided pursuant to this clause (p) or any other clause of this Note or any other Note Document, together with any other fees (including in the form of original issue discount) or compensation payable pursuant to this Note or any other Note Document and deemed interest under laws applicable to the Lender, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees or compensation to accrue to the Lender pursuant to this Note or such other Note Document shall be limited, notwithstanding anything to the contrary in this Note or any other Note Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to the Lender pursuant to this Note or such other Note Document below the

Highest Lawful Rate until the total amount of interest accrued pursuant to this Note or such other Note Document, as the case may be, and such fees or compensation deemed to be interest equals the amount of interest which would have accrued to the Lender if a varying rate per annum equal to the interest provided pursuant to any other relevant clause or Section hereof (other than this clause (p)) or thereof, as applicable, had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section; and
     (v) with the intent that the rate of interest herein shall at all times be lawful, and if the receipt of any funds owing hereunder or under any other agreement related hereto (including any of the other Note Documents) by the Lender would cause the Lender to charge the Borrower a criminal rate of interest, the Lender agrees that it will not require the payment or receipt thereof or a portion thereof which would cause a criminal rate of interest to be charged by the Lender, and if received the Lender will return such funds to Borrowers so that the rate of interest paid by the Borrower shall not exceed a criminal rate of interest from the date this Note was made by the Borrower.
     (q) USA Patriot Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
     (r) Final Agreement of the Borrower, the Guarantor and the Lender. THIS NOTE AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE BORROWER, THE GUARANTORS AND THE LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER, THE GUARANTORS AND THE LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE BORROWER, THE GUARANTORS AND THE LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF OR THEREOF.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     This Note has been duly executed and delivered by the Borrower by an officer thereunto duly authorized as of the date hereof.

ION GEOPHYSICAL CORPORATION, as Borrower

By: Name:	/s/ R. Brian Hanson R. Brian Hanson
Title:	Executive Vice President and Chief
Financial Officer

Accepted and agreed as of the date hereof:
JEFFERIES FINANCE CP FUNDING LLC, as Lender

By:	/s/ E. Joseph Hess Name: E. Joseph Hess
Title: Managing Director

SCHEDULE I
OTHER INDEBTEDNESS
($000s)

Convertible senior notes	US$	3,240
Equipment capital leases		12,709
Facility lease obligation		4,772
Other notes payable		638

Total	US$	21,359

Schedule I